Exhibit 99.1

Press Release

Contacts:	Investor Relations Bonnie Mott Ikanos Communications 510-438-5360 bmott@ikanos.com	Media Relations Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com

Ikanos Communications Reports Results for Second Quarter 2009

FREMONT, Calif., July 22, 2009 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today reported its financial results for the second quarter ended June 28, 2009.

Revenue in the second quarter of 2009 was $22.4 million compared with revenue of $20.7 million for the first quarter of 2009 and revenue of $29.9 million for the second quarter of 2008.

“Revenue for the second quarter increased 8% sequentially, driven by demand for our gateway products in Europe, Korea and Japan,” said Michael Gulett, Ikanos’ president and CEO. “In the quarter, we also made significant progress on our integration plans for Conexant’s Broadband Access product line. Customers have provided favorable feedback on the pending deal. In addition, the synergies created by the transaction should allow the Company to be profitable on a non-GAAP basis within the first year after the close of the acquisition.”

GAAP net loss for the second quarter of 2009 was $6.4 million, or $0.22 per share, on 29.4 million weighted average outstanding shares. This compares with a net loss of $6.1 million, or $0.21 per share, on 29.1 million weighted average shares in the first quarter of fiscal 2009 and with a net loss of $4.0 million, or $0.14 per share, on 29.3 million weighted average shares in the second quarter of 2008.

Non-GAAP net loss for the second quarter of 2009 was $2.8 million, or $0.09 per share. This compares with a non-GAAP net loss of $2.8 million, or $0.10 per share, in the first quarter of fiscal 2009 and with a non-GAAP net income of $1.0 million, or $0.03 per diluted share, in the second quarter of 2008.

Revenue for the six months ended June 28, 2009 was $43.2 million, compared with the $59.6 million reported for the six months ended June 29, 2008.

GAAP net loss for the six months ended June 28, 2009 was $12.5 million, or $0.43 per share, on 29.3 million weighted average shares. This compares with a net loss of $8.8 million, or $0.30 per share, on 29.4 million weighted average shares for the year ago period.

Non-GAAP net loss for the six months ended June 28, 2009 was $5.6 million, or $0.19 per share, compared with non-GAAP net income of $1.6 million, or $0.05 per diluted share, for the year ago period. Weighted average shares used in computing non-GAAP net income (loss) per share were 29.3 million in 2009 and 30.7 million in 2008.

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges and certain expenses resulting from acquisitions such as transaction-related expenses, amortization of intangible assets, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedule.

Recent Highlights:

•

Ikanos VDSL2 central office (CO) and customer premises equipment (CPE) chipsets were chosen by Ubiquoss Corporation, a leading provider of communications equipment specializing in last-mile solutions, for use in Internet protocol digital subscriber line access multiplexers (IP DSLAMS). The Ikanos-based IP DSLAMs are being utilized by one of Korea’s leading telecom providers in a fiber-to-the-building (FTTB) network deployment that will provide high-speed Internet services to multi-dwelling units (MDUs) across Korea.

•

Ikanos – along with Belgacom, Belgium’s leading telecommunications service provider, Alcatel-Lucent and Sagem Communications – were awarded the 2009 Innovations Award for Fixed Network Infrastructure by Global Telecoms Business magazine. Belgacom’s hybrid fiber/VDSL2 network incorporates central office (CO) and customer premises equipment (CPE) semiconductors from Ikanos, IP DSLAMs from Alcatel-Lucent and residential gateways from Sagem Communications. By using fiber and VDSL2, Belgacom is able to cost-effectively offer revenue-enhancing services.

•

Ikanos’ high performance Fusiv® Vx180 gateway processor was selected by Allied Data Technologies, a Dutch manufacturer of datacom and other communications equipment, for integration into advanced residential and small-to-medium enterprise (SME)-class gateways. The Ikanos-based VDSL2 multi-play gateways are targeted for deployment in IP-enabled multi-service VDSL2 access networks throughout Asia, Western Europe and the United States.

Outlook excludes the potential impact of the Broadband Access Product Line Acquisition:

•	Revenue is expected to be between $23 million and $25 million for the third quarter of 2009.

•

Non-GAAP gross margins are expected to be between 43% and 45% in the third quarter of 2009. GAAP gross margins in the third quarter of 2009 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles of approximately $0.7 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of approximately $0.1 million.

•

Non-GAAP operating expenses are expected to be in the range of $11.5 to $12.5 million in the third quarter of 2009. GAAP operating expenses in the third quarter of 2009 will be higher than non-GAAP operating expenses, as they will include amortization of acquisition-related intangibles of $0.4 million, charges related to stock-based compensation expense in accordance with FAS 123(R) of $1.3 to $1.6 million and transaction-related expenses of $3.0 to $6.0 million, depending on the outcome of the stockholder meeting.

Second Quarter Fiscal Year 2009 Conference Call:

Management will review the second quarter 2009 financial results and its expectations for subsequent periods at a conference call on July 22, 2009 at 1:30 p.m. Pacific Daylight Time. To listen to the call, please visit http://www.ikanos.com/investor/webcasts/ and click on the link provided for the webcast or dial 706-902-1343 and enter pass code 19480904. The webcast will be archived and available through July 28, 2009 at http://www.ikanos.com/investor/webcasts/ or by calling 706-645-9291 and enter pass code 19480904.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s multi-mode VDSL2/ADSLx, network processor and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2009 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, and FxS are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding the expected revenue for the third quarter of 2009, expected gross margins for the third quarter of 2009, expected operating expenses for the third quarter of 2009, and belief that the announced transaction will allow the company to have the improved capability to meet global demand for broadband semiconductors. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, the complexity of combining the BBA business, effects of the on-going worldwide economic recession on our customers’ purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products our customers, the continued demand by telecommunications service providers for ADSL and VDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to deliver production volumes of new products and technologies, our ability to generate demand and close transactions for the sale of our products, and unexpected future costs, expenses and financing requirements. Important factors that may cause such a difference with respect to the ability of Ikanos to close the transactions announced in this press release, the Company’s future revenues, costs of sales and expenses, net income and earnings per share, product plans, market size and ability to address demand include, without limitation the inability of the Company, Conexant Systems and Tallwood Venture Capital to obtain the necessary approvals and satisfy all closing conditions for the announced transactions, as well as the inability of Ikanos, after the transactions close, to execute its plan for the combined business, to sell its expanded product lines in light of the current worldwide recession, to reduce and manage total operating costs of the business while continuing to meet product delivery commitments to current and prospective customers, to continue developing products on a schedule that meets customer and market-window requirements and to properly anticipate the future semiconductor product requirements for broadband communications to and through the home, our expectations regarding future profitability; and operational and strategic plans. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

# # #

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Revenue	$22,429	$29,855	$43,163	$59,552
Cost of revenue	13,139	16,420	25,393	34,053

Gross profit	9,290	13,435	17,770	25,499

Operating expenses:
Research and development	9,591	11,571	18,454	23,234
Selling, general and administrative	6,042	6,270	11,680	12,140
Restructuring charges	279	—	546	—

Total operating expenses	15,912	17,841	30,680	35,374

Loss from operations	(6,622)	(4,406)	(12,910)	(9,875)
Interest income, net	220	466	457	1,242

Loss before income taxes	(6,402)	(3,940)	(12,453)	(8,633)
Provision for income taxes	43	33	80	124

Net loss	$(6,445)	$(3,973)	$(12,533)	$(8,757)

Basic and diluted net loss per share	$(0.22)	$(0.14)	$(0.43)	$(0.30)

Weighted average number of shares	29,397	29,308	29,298	29,426

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 28, 2009				Three Months Ended June 29, 2008
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$22,429	$—		$22,429	$29,855	$—		$29,855
Cost of revenue	13,139	(69	)(a)	12,382	16,420	(118	)(a)	14,835
		(688	)(b)			(763	)(b)
						(704	)(c)

Gross profit	9,290	(757)		10,047	13,435	(1,585)		15,020

Operating expenses:
Research and development	9,591	(687	)(a)	8,904	11,571	(1,471	)(a)	9,975
						(125	)(b)
Selling, general and administrative	6,042	(583	)(a)	4,106	6,270	(1,029	)(a)	4,453
		(372	)(b)			(788	)(b)
		(981	)(d)
Restructuring charges	279	(279	)(e)	—	—	—		—

Total operating expenses	15,912	(2,902)		13,010	17,841	(3,413)		14,428

Income (loss) from operations	(6,622)	3,659		(2,963)	(4,406)	4,998		592
Interest income and other, net	220	—		220	466	—		466

Income (loss) before income taxes	(6,402)	3,659		(2,743)	(3,940)	4,998		1,058

Provision for income taxes	43	—		43	33	—		33

Net income (loss)	$(6,445)	$3,659		$(2,786)	$(3,973)	$4,998		$1,025

Net income (loss) per shares:
Basic	$(0.22)			$(0.09)	$(0.14)			$0.03
Diluted	$(0.22)			$(0.09)	$(0.14)			$0.03
Weighted average outstanding shares:
Basic	29,397			29,397	29,308			29,308
Diluted	29,397			29,397	29,308			29,759

Notes:
						Three Months Ended
						June 28, 2009		June 29, 2008
(a) Stock-based compensation						$1,339		$2,618
(b) Amortization of acquired intangible assets						1,060		1,676
(c) Fair value adjustment of acquired inventory						—		704
(d) Transaction-related expenses						981		—
(e) Restructuring charges						279		—

Total non-GAAP adjustments						$3,659		$4,998

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Six Months Ended June 28, 2009				Six Months Ended June 29, 2008
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$43,163	$—		$43,163	$59,552	$—		$59,552
Cost of revenue	25,393	(149	)(a)	23,831	34,053	(237	)(a)	30,738
		(1,413	)(b)			(1,982	)(b)
						(1,096	)(c)

Gross profit	17,770	(1,562)		19,332	25,499	(3,315)		28,814

Operating expenses:
Research and development	18,454	(1,419	)(a)	17,035	23,234	(3,042	)(a)	19,632
						(250	)(b)
						(310	)(d)
Selling, general and administrative	11,680	(1,285	)(a)	8,240	12,140	(2,154	)(a)	8,698
		(743	)(b)			(1,288	)(b)
		(1,412	)(e)
Restructuring charges	546	(546	)(f)	—	—	—		—

Total operating expenses	30,680	(5,405)		25,275	35,374	(7,044)		28,330

Income (loss) from operations	(12,910)	6,967		(5,943)	(9,875)	10,359		484
Interest income and other, net	457	—		457	1,242	—		1,242

Income (loss) before income taxes	(12,453)	6,967		(5,486)	(8,633)	10,359		1,726

Provision for income taxes	80	—		80	124	—		124

Net income (loss)	$(12,533)	$6,967		$(5,566)	$(8,757)	$10,359		$1,602

Net income (loss) per shares:
Basic	$(0.43)			$(0.19)	$(0.30)			$0.05
Diluted	$(0.43)			$(0.19)	$(0.30)			$0.05
Weighted average outstanding shares:
Basic	29,298			29,298	29,426			29,426
Diluted	29,298			29,298	29,426			30,731

Notes:
						Six Months Ended
						June 28, 2009		June 29, 2008
(a) Stock-based compensation						$2,853		$5,433
(b) Amortization of acquired intangible assets						2,156		3,520
(c) Fair value adjustment of acquired inventory						—		1,096
(d) In-process research and development								310
(e) Transaction-related expenses						1,412		—
(f) Restructuring charges						546		—

Total non-GAAP adjustments						$6,967		$10,359

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 28, 2009	December 28, 2008
Assets
Current assets:
Cash, cash equivalents and short-term investments	$59,536	$63,339
Accounts receivable, net	8,821	12,360
Inventory	10,885	12,489
Prepaid expenses and other current assets	2,944	1,744

Total current assets	82,186	89,932
Long-term investments	1,034	1,034
Property and equipment, net	7,002	9,597
Intangible assets, net	4,135	6,290
Other assets	1,001	580

	$95,358	$107,433

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,822	$9,237
Accrued liabilities	10,708	8,680

Total current liabilities	15,530	17,917
Stockholders’ equity	79,828	89,516

	$95,358	$107,433